Exhibit 10.1
EXECUTION VERSION

AMENDMENT TO THOUGHTWORKS INC.
EMPLOYMENT AGREEMENT

This Amendment to Thoughtworks Inc. Employment Agreement (this “Amendment”) is made and entered into effective as of August 3, 2023 (the “Amendment Effective Date”), by and between The Thoughtworks Inc., a Delaware corporation (the “Company”), and Rebecca Parsons (the “Executive” and, together with the Company, the “Parties”).
Whereas, the Company and Executive entered into that certain Employment Agreement (the “Agreement”) dated as of October 12, 2017, and
Whereas, the Parties desire to amend Sections 2 and 3 of the Agreement in the manner reflected herein, and
Whereas, the Board of Directors of the Company has approved the amendment of the Agreement in the manner reflected herein,
Now Therefore, in consideration of the premises and mutual covenants and conditions herein, the Parties, intending to be legally bound, hereby agree as follows, effective as of the Amendment Effective Date:
1. Duties. Section 2 of the Agreement is hereby deleted and replaced in its entirety with the following (with all capitalized terms having the meaning originally ascribed thereto in the Agreement):
“Duties. During the Employment Term, Executive shall have the authorities, titles, and duties as may be assigned by the Company from time to time. On the Effective Date, Executive’s title will be Chief Technology Officer Emerita. Executive will devote Executive’s full or part business time (as set forth in Section 3 below) and best efforts to the performance of Executive’s duties and will not engage in any other business, profession or occupation for compensation or otherwise that would conflict or interfere in any material respect with Executive’s duties under this Agreement.
Executive and Company agree that from time to time Executive may engage (and be compensated for) third-party paid speaking engagements outside Executive’s business time with the Company provided that (A) such speaking engagements are not (i) initiated by the Company, (ii) the result of a request originally made to the Company, (iii) for a client of the Company, or (iv) at a conference or event which the Company sponsors or participates in and (B) such speaking engagements are in compliance with the Company’s conflicts of interest policy and Executive’s confidentiality obligations. Costs or expenses for such third party paid speaking engagements shall be borne by the Executive and not reimbursable by the Company.”
2. Base Pay. Section 3 of the Agreement is hereby deleted and replaced in its entirety with the following (with all capitalized terms having the meaning originally ascribed thereto in the Agreement):

“Base Salary. During the Employment Term, the Company shall pay Employee a base salary (as in effect from time to time, the “Base Salary”) in accordance with the regular payroll practices of the Company and subject to applicable tax and other withholdings. The Base Salary shall be at an annual rate of:

Amendment Effective Date - August 31, 2023	$715,335	Full Business Time commitment
September 1, 2023 - December 31, 2023	$570,000	Full Business Time commitment
January 1, 2024	$375,000	80% Business Time commitment
3. Counterparts. This Amendment may be executed in one or more facsimile, electronic or original counterparts, each of which shall be deemed an original and both of which together shall constitute the same instrument.
4. Ratification. All terms and provisions of the Agreement not amended hereby, either expressly or by necessary implication, shall remain in full force and effect. From and after the date of this Amendment, all references to the term “Agreement” in this Amendment or the original Agreement shall include the terms contained in this Amendment.

[Signature Pages to Follow]

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

THOUGHTWORKS, INC. By: /s/ Ramona Mateiu Name: Ramona Mateiu Title: Chief Legal Officer & Vice President

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

REBECCA PARSONS _/s/ Rebecca J. Parsons _